                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  ACE Limited
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                  ACE Limited
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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

                      [LOGO OF ACE LIMITED APPEARS HERE]

                       NOTICE OF ANNUAL GENERAL MEETING

                                                               18 December 1998
                                                              Hamilton, Bermuda

TO THE SHAREHOLDERS OF ACE LIMITED:

  The Annual General Meeting of ACE Limited (the "Company") will be held on Friday, 5 February 1999, at 9:00 a.m. at the Hyatt Regency Grand Cayman, Cayman Islands, British West Indies, for the following purposes:

1.To elect five directors to hold office until 2002;

2.To vote on a proposal to approve the ACE Limited 1998 Long-Term Incentive
Plan;

3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending 30 September 1999; and

4.To transact such other further business, if any, as lawfully may be brought before the meeting.

  Only shareholders of record, as shown by the transfer books of the Company, at the close of business on 15 December 1998, are entitled to notice of, and to vote at, the Annual General Meeting.

  PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. FOR FURTHER INFORMATION CONCERNING THE INDIVIDUALS NOMINATED AS DIRECTORS, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE PROXY STATEMENT ON THE FOLLOWING PAGES.

                                          By Order of the Board of Directors,

                                          Brian Duperreault
                                          Chairman, President and Chief
                                          Executive Officer

                                  ACE LIMITED

                               THE ACE BUILDING
                             30 WOODBOURNE AVENUE
                            HAMILTON HM 08 BERMUDA
                               18 DECEMBER 1998

                                PROXY STATEMENT

  The Board of Directors of ACE Limited (the "Company") is soliciting the accompanying proxy to be voted at the Annual General Meeting of the Company to be held at 9:00 a.m. on Friday, 5 February 1999, at the Hyatt Regency Grand Cayman, Cayman Islands, British West Indies, and any adjournments thereof. When the proxy is properly executed and returned, the Ordinary Shares it represents will, subject to any direction to the contrary, be voted at the meeting in favor of the matters specified in the "Notice of Annual General Meeting" attached hereto.

  Any shareholder giving a proxy may revoke it prior to its exercise by providing the Secretary of the Company with written notice of revocation, by voting in person at the Annual General Meeting or by executing a later-dated proxy; provided, however, that the action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

  Shareholders of record as of the close of business on 15 December 1998 will be entitled to vote at the meeting. As of the close of business on 15 December 1998, there were outstanding 193,656,476 Ordinary Shares of the Company entitled to vote at the meeting, with each Ordinary Share entitling the holder of record on such date to one vote (except that if, and so long as, the Controlled Shares (defined generally to include all shares of the Company directly, indirectly or constructively owned or beneficially owned by any person or group of persons) of any person constitute 10% or more of the issued Ordinary Shares, the voting rights with respect to the Controlled Shares owned by such person shall be limited, in the aggregate, to a voting power of approximately 10%, pursuant to a formula specified in the Company's Amended and Restated Articles of Association (the "Articles")).

  The election of each nominee for director and the approval of the ACE Limited 1998 Long-Term Incentive Plan and the ratification of the appointment of PricewaterhouseCoopers LLP require the affirmative vote of a majority of the votes cast at the Annual General Meeting, provided there is a quorum (consisting of not less than six shareholders present in person or by proxy holding at least 50% (or, in the case of approval of the ACE Limited 1998 Long-Term Incentive Plan, over 50%) of the issued and outstanding shares entitled to vote at the Annual General Meeting). The Company will appoint one or more inspectors of election to count votes cast in person or by proxy. Ordinary Shares owned by shareholders electing to abstain from voting with respect to any proposal will be counted towards the presence of a quorum but will have the effect of a vote against such proposal. "Broker non-votes" will be counted towards the presence of a quorum but will not be considered present and voting with respect to elections of directors or other matters to be voted upon at the Annual General Meeting. Therefore, "broker non-votes" will have no effect on the outcome of the proposals to elect directors, approve the ACE Limited 1998 Long-Term Incentive Plan or ratify the appointment of the Company's independent accountants.

  A copy of the Company's Annual Report to Shareholders for the fiscal year ended 30 September 1998 accompanies this Proxy Statement.

  This Proxy Statement, the attached Notice of Annual General Meeting and the accompanying proxy card are first being mailed to shareholders on or about 22 December 1998.

  Other than the approval of the minutes of the 1998 Annual General Meeting, the Company knows of no specific matter to be brought before the Annual General Meeting which is not referred to in the attached Notice of Annual General Meeting. If any such matter comes before the meeting, including any shareholder proposal properly made, the proxy holders will vote proxies in accordance with their judgment.

                             ELECTION OF DIRECTORS
                            (ITEM A ON PROXY CARD)

  The Company's Articles provide that the Company's Board of Directors shall be divided into three classes with the terms of office of each class ending in successive years. The Company's Articles provide for a maximum of 20 directors and empower the Board of Directors to fix the exact number of directors and appoint persons to fill any vacancies on the Board until the next Annual General Meeting. The Board of Directors has set the number of directors at 16.

  The Executive Committee of the Company's Board of Directors has nominated Jeffrey W. Greenberg, Meryl D. Hartzband, Donald Kramer, Walter A. Scott and Sidney F. Wentz for election as directors of the Company to serve three-year terms to expire at the Annual General Meeting in 2002 and until their respective successors shall have been elected and shall have qualified. Each of these individuals is currently serving as a director of the Company.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS OF THE COMPANY.

  It is the intention of the persons named as proxies, subject to any direction to the contrary, to vote in favor of the candidates nominated by the Board of Directors. If any one or more of the nominees is unable or unwilling to serve, the proxies will, subject to any direction to the contrary, be voted for such other person or persons as the Board of Directors may recommend.

  Certain information with respect to the nominees for election as directors proposed by the Company and the other directors whose terms of office as directors will continue after the Annual General Meeting is set forth below.

NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2002

  Jeffrey W. Greenberg, age 47, has been a director of the Company since November 1995. Mr. Greenberg has served as Chairman and Chief Executive Officer of Marsh & McLennan Capital, Inc. ("MMCI") (insurance), a wholly owned subsidiary of Marsh & McLennan Companies, Inc. ("Marsh & McLennan") since April 1996 and as a partner of MMCI from October 1995 to April 1996. Mr. Greenberg held various positions with American International Group Inc. ("AIG") (insurance) and its affiliates from 1978 through June 1995, having served as Executive Vice President--Domestic Brokerage Group from 1991 through June 1995. Mr. Greenberg is a director of Marsh & McLennan, The Spence School, Brown University and The New York and Presbyterian Hospital.

  Meryl D. Hartzband, age 44 has been a director of the Company since May 1996. Ms. Hartzband has served as a Managing Director of J.P. Morgan International Capital Corporation (commercial and investment banking), a subsidiary of J.P. Morgan & Co. Incorporated ("J.P. Morgan") since August 1994. From 1982 through August 1994, Ms. Hartzband was employed with J.P. Morgan in various capacities.

  Donald Kramer, age 61 has been a director and Vice Chairman of the Company and President of Tempest Reinsurance Company Limited ("Tempest"), a subsidiary of the Company, since July 1996. Mr. Kramer served as Chairman or Co-Chairman of the Board of Tempest from its formation in September 1993 until July 1996. Tempest was acquired by the Company on 1 July 1996. Prior to the formation of Tempest, he was President of Kramer Capital Corporation (venture capital investments) from March to September 1993, President of Carteret Federal Savings Bank (banking) from August 1991 to March 1993, Chairman of the Board of NAC Re Corporation (reinsurance) from June 1985 to June 1993, Chairman of the Board and Chief Executive Officer of KCP Holding Company (insurance) from July 1986 to August 1991 and of its affiliates, KCC Capital Managers (insurance investments) and Kramer Capital Consultants, Inc. (insurance investments), as well as Chairman of the Board of its subsidiary, National American Insurance Company of California (insurance) from September 1988 to August 1991. Mr. Kramer is a director of National Benefit Life Insurance Company of New York City, a wholly-owned subsidiary of Citigroup and a director of the Board of the Brooklyn College Foundation.

  Walter A. Scott, age 61, has been a director of the Company since September 1989. Mr. Scott served as a consultant to the Company from October 1994 until September 1996. Mr. Scott served as Chairman, President and Chief Executive Officer of the Company from March 1991 until his retirement in September 1994 and as President and Chief Executive Officer from September 1989 to March 1991. Mr. Scott is a director of Overseas Partners Limited, and Annuity and Life Re, Ltd. Mr. Scott is also a trustee of Lafayette College.

  Sidney F. Wentz, age 66, has been a director of the Company since May 1993. Mr. Wentz has served as the Chairman of the Board of Trustees of The Robert Wood Johnson Foundation (charitable foundation) since 1989. From February 1987 until July 1988, Mr. Wentz served as Chairman and Chief Executive Officer of Crum & Forster, Inc. (insurance). Mr. Wentz is a director of Castle Energy Corporation, a director of The Bank of Somerset Hills, and a trustee of Drew University.

DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THIS MEETING

Directors Whose Terms Expire in 2000

  Michael G. Atieh, age 45, has been a director of the Company since September 1991. Mr. Atieh has served as Senior Vice President--Sales of Merck-Medco Managed Care, L.L.C. (managed health care), an indirect wholly owned subsidiary of Merck & Co., Inc. ("Merck") (pharmaceuticals) since April 1994, as Vice President--Public Affairs of Merck from January 1994 to April 1994 and as Treasurer of Merck from April 1990 to December 1993.

  Bruce L. Crockett, age 54, has been a director of the Company since May 1995. Mr. Crockett is currently a private investor. Mr. Crockett served as President and Chief Executive Officer of COMSAT Corporation ("COMSAT") (information services) from February 1992 until July 1996 and as President and Chief Operating Officer of COMSAT from April 1991 to February 1992. Mr. Crockett was an employee of COMSAT since 1980 and held various operational and financial positions including Vice President and Chief Financial Officer. Mr. Crockett is a director of International Business Network for World Commerce & Industry, Ltd., CIGNAL Global Communications, AIM Mutual Funds Boards and INROADS, Inc. Mr. Crockett is also a member of the Board of Trustees of the University of Rochester.

  Thomas J. Neff, age 61, has been a director of the Company since May 1997. Mr. Neff has been with Spencer Stuart & Associates, N.A. ("Spencer Stuart") (executive search consulting) since 1976 serving as President of Spencer Stuart from 1979 to 1996. Since 1996, Mr. Neff has served as chairman of Spencer Stuart U.S. Mr. Neff is a director of various mutual funds managed by Lord, Abbett & Co.

  Robert W. Staley, age 63, has been a director of the Company since January 1986. Mr. Staley has been employed with Emerson Electric Co. ("Emerson") (electric equipment) since 1975, serving as Vice Chairman of Emerson since November 1988. Mr. Staley is a director of Emerson.

  Gary M. Stuart, age 58, has been a director of the Company since March 1988. Mr. Stuart has served as Vice President and Treasurer of Union Pacific Corporation (transportation) since January 1990. Mr. Stuart is a director of Wasatch Insurance, Ltd.

Directors Whose Terms Expire in 2001

  Brian Duperreault, age 51 has been a director and Chairman, President and Chief Executive Officer of the Company since October 1994. Prior to joining the Company, Mr. Duperreault had been employed with AIG since 1973 and served in various senior executive positions with AIG and its affiliates from 1978 until September 1994, most recently as Executive Vice President, Foreign General Insurance and, concurrently, as Chairman and Chief Executive Officer of American International Underwriters Inc., a subsidiary of AIG, from April 1994 to September 1994. Mr. Duperreault was President of American International Underwriters Inc. from 1991 to April 1994, and chief executive officer of AIG affiliates in Japan and Korea from 1989 until 1991. Mr. Duperreault serves as director of the Bank of N.T. Butterfield & Son (Bermuda).

  Robert M. Hernandez, age 54 has been a director of the Company since September 1985. Mr. Hernandez has served as Vice Chairman and Chief Financial Officer of USX Corporation ("USX") (a diversified company) since December 1994, as Executive Vice President--Accounting & Finance and Chief Financial Officer of USX from November 1991 until November 1994 and as Senior Vice President--Finance & Treasurer from October 1990 to October 1991. Mr. Hernandez is a director and chairman of RTI International Metals, Inc., formerly RMI Titanium Company; a director of Marinette Marine Corporation, Transtar, Inc. and USX; a trustee of the BlackRock Funds, formerly, Compass Capital Funds; a member of the boards of trustees of Alleghany General Hospital and Alleghany University Hospitals-West; a director of the Pennsylvania Chamber of Business and Industry; and a member of the Pennsylvania Business Roundtable.

  Peter Menikoff, age 57 has been a director of the Company since January 1986. Mr. Menikoff is currently a private investor. Mr. Menikoff served as President and Chief Executive Officer of CONEMSCO, Inc. (oil and gas drilling/production supplies, services and equipment) from April 1997 until June 1998. Previously, Mr. Menikoff served as Executive Vice President and Chief Administrative Officer of Tenneco Energy Resources Corporation (energy) since June 1995. Mr. Menikoff served as a Senior Vice President of Tenneco, Inc. (diversified industrial) from June 1994 until April 1997. Mr. Menikoff served as Executive Vice President of Case Corporation (agricultural and construction equipment), a subsidiary of Tenneco, Inc., from November 1991 to June 1994. Mr. Menikoff served as Treasurer of Tenneco, Inc. from May 1989 to November 1991.

  Glen M. Renfrew, age 70, has been a director of the Company since August 1993. Mr. Renfrew retired as Managing Director and Chief Executive Officer of Reuters Holdings plc (communications) in March 1991, having served in such capacity since 1981. Mr. Renfrew is a director of Shorewood (Bermuda) Ltd., Lolla Ltd. and Bluesurf Ltd.

  Robert Ripp, age 57, has been a director of the Company since December 1991. Mr. Ripp has served as Director, Chairman and Chief Executive Officer of AMP Incorporated (electrical connectors) since August 1998. Mr. Ripp served as Vice President and Chief Financial Officer of AMP Incorporated from August 1994 through July 1998 and Vice President and Treasurer of International Business Machines Corporation (electronic computer equipment) from July 1989 through September 1993.

  Dermot F. Smurfit, age 54, has been a director of the Company since August 1997. Mr. Smurfit has been Joint Deputy Chairman of Jefferson Smurfit Group plc ("Jefferson Smurfit") (paper, paperboard and packaging) since January 1984, Chairman and Chief Executive of Jefferson Smurfit's continental European operations from 1994 to 1997, Director of Sales and Marketing since 1997, and has held a number of other senior positions with Jefferson Smurfit. Mr. Smurfit is also a member of the Board of the Confederation of European Paper Industries. Mr. Smurfit is a director of Aon Groepe Nederland and of Jefferson Smurfit.

  There are no arrangements or understandings between any director and any other person pursuant to which any director was or is selected as a director or nominee.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  During the year ended 30 September 1998, there were six meetings of the Board of Directors (including regularly scheduled and special meetings). All incumbent directors, except for Jeffrey W. Greenberg, attended at least 75% of the aggregate of such meetings and of the meetings held by all committees of the Board of which they were a member (or of such meetings during such directors' tenure on the Board of Directors).

  The Board of Directors has established four standing committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Finance Committee.

Audit Committee

  The Audit Committee is composed entirely of non-management directors and reviews the adequacy and effectiveness of the Company's external auditors and their audit report. The Audit Committee is comprised of

Sidney F. Wentz (Chairman), Bruce L. Crockett, Meryl D. Hartzband, Thomas J. Neff and Glen M. Renfrew. The Audit Committee held four meetings during the year ended 30 September 1998.

Compensation Committee

  The Compensation Committee has responsibility for determining executive compensation. The Compensation Committee is comprised of Bruce L. Crockett (Chairman), Jeffrey W. Greenberg, Robert M. Hernandez, Thomas J. Neff and Sidney F. Wentz. The Compensation Committee held four meetings during the year ended 30 September 1998.

Executive Committee

  Except as expressly limited by applicable law, the Company's Memorandum or Articles or by the Board of Directors, the Executive Committee may exercise all the powers and authorities of the Board of Directors between meetings of the full Board of Directors. The Executive Committee also has responsibility for nominating directors. The Executive Committee will consider a shareholder's suggestion for candidates if mailed to: Secretary, ACE Limited, The ACE Building, 30 Woodbourne Avenue, Hamilton HM 08 Bermuda. Any such suggestion with respect to directors to be elected at the Annual General Meeting to be held in 2000 must be received not later than 7 December 1999 and must comply with Article 40 of the Company's Articles. The Executive Committee is comprised of Robert M. Hernandez (Chairman), Brian Duperreault, Jeffrey W. Greenberg, Donald Kramer and Robert W. Staley. The Executive Committee held four meetings during the year ended 30 September 1998.

Finance Committee

  The Finance Committee is responsible for recommending asset allocations to the Board of Directors, approving the guidelines which provide standards to ensure portfolio liquidity and safety, and approving investment managers and custodians for portfolio assets. The Finance Committee is comprised of Peter Menikoff (Chairman), Michael G. Atieh, Robert Ripp, Walter A. Scott, Dermot F. Smurfit and Gary M. Stuart. The Finance Committee held four meetings during the year ended 30 September 1998.

DIRECTOR COMPENSATION

  Pursuant to the Company's 1995 Outside Directors Plan, non-management directors of the Company are awarded an annual "retainer award" in the form of Ordinary Shares having a fair market value of $35,000 (or a pro rata portion thereof for less than full years of service). The retainer award is made as of the date of the Company's annual general meeting, and the fair market value of the Ordinary Shares is determined as of that date. The value of any fractional share is generally distributed in cash. Directors vest in the retainer award shares as of the day immediately preceding the next annual general meeting. All retainer award shares become fully vested upon a "change in control" of the Company (as defined in the plan), or if the director ceases service as a director because of death or disability. If a director ceases service as a director for any other reason, all unvested retainer award shares are forfeited.

  In addition, each director who serves as the chairman of any committee of the Board during any plan year quarter is awarded a "committee chairman award" as of the first business day of the next following plan quarter (generally ninety-day periods following the annual general meeting), which award is the number of Ordinary Shares having a fair market value, determined as of such date, of $1,250 per quarter. All shares awarded as a committee chairman award are fully vested at the time of award. In addition, a director may elect to receive his committee chairman award in cash.

  Directors are also paid $3,000 for attendance at each meeting of the Board of Directors and $1,000 for attendance at each meeting of a committee of the Board of Directors. Directors are also reimbursed for their reasonable expenses in connection with Board service.

  A director may elect to defer the receipt of Ordinary Shares or cash otherwise payable.

CERTAIN BUSINESS RELATIONSHIPS

  Certain shareholders of the Company and their affiliates, including the employers of or entities otherwise associated with certain directors and officers and their affiliates, have purchased insurance from the Company on terms the Company believes were no more favorable to these insureds than those made available to other customers.

  The Company and its subsidiaries pay to affiliates of Marsh & McLennan normal and customary commissions for brokerage activities performed in connection with the placing of insurance. William M. Mercer, Incorporated ("Mercer"), an employee benefits consulting firm and a wholly owned subsidiary of Marsh & McLennan, advises the Compensation Committee of the Company's Board of Directors and receives customary fees in connection therewith.

                    BENEFICIAL OWNERSHIP OF ORDINARY SHARES

DIRECTORS AND OFFICERS

  The following tables set forth information, as of 4 December 1998, with respect to the beneficial ownership of Ordinary Shares by Brian Duperreault, the Company's Chairman, President and Chief Executive Officer (the Company's "CEO"), the Company's other four most highly compensated executive officers (the "Named Executive Officers"), each of the Company's directors and by all directors and executive officers of the Company as a group. Unless otherwise indicated, the named individual has sole voting and investment power over the Ordinary Shares under the column "Ordinary Shares Beneficially Owned." The Ordinary Shares owned by each director and each executive officer constitute less than one percent of the outstanding Ordinary Shares. The Ordinary Shares owned by all directors and executive officers as a group constitute approximately 2.16% of the outstanding Ordinary Shares.

                                              ORDINARY
                                   ORDINARY    SHARES
                                    SHARES     SUBJECT   RESTRICTED
                                 BENEFICIALLY    TO       ORDINARY
      NAME OF BENEFICIAL OWNER      OWNED     OPTION(1)   SHARES(2)
      ------------------------   ------------ ---------  ----------
      Brian Duperreault.......     273,059      675,000   280,000
      Donald Kramer...........     108,723    1,032,730    20,725
      Dominic J. Frederico....      10,082      115,000    89,850
      William J. Loschert (3).     106,019      336,000    18,875
      Christopher Z. Marshall.      97,325      324,000    48,850
      Michael G. Atieh (3)....       6,189          --      1,068
      Bruce L. Crockett (3)...       5,786          --      1,068
      Jeffrey W. Greenberg....      22,311          --      1,068
      Meryl D. Hartzband (4)..         --           --        --
      Robert M. Hernandez (3).      19,819          --      1,068
      Peter Menikoff (3)......      14,275          --      1,068
      Thomas J. Neff (3)......       2,429          --      1,068
      Glen M. Renfrew.........       5,400          --      1,068
      Robert Ripp (3).........       7,689          --      1,068
      Walter A. Scott (3).....     223,761      305,000     1,068
      Dermot F. Smurfit.......         441          --      1,068
      Robert W. Staley (4)....       7,611          --      1,068
      Gary M. Stuart (3)......       5,289          --      1,068

                                                      ORDINARY
                                           ORDINARY    SHARES
                                            SHARES     SUBJECT   RESTRICTED
                                         BENEFICIALLY    TO       ORDINARY
           NAME OF BENEFICIAL OWNER         OWNED     OPTION(1)   SHARES(2)
           ------------------------      ------------ ---------  ----------
      Sidney F. Wentz (5)...............    11,188          --      1,068
      All directors and executive offi-
       cers as a group
       (23 individuals).................    27,396    2,787,730   472,184

--------
(1) Represents Ordinary Shares which the reporting person has the right to acquire within 60 days of 4 December 1998 pursuant to options.

(2) The reporting person has the right to vote (but not dispose of) the Ordinary Shares listed under "Restricted Ordinary Shares."

(3) The amounts included under "Ordinary Shares Beneficially Owned" and "Restricted Ordinary Shares" include certain Ordinary Shares for which the reporting person has elected to defer receipt. The reporting person has the right to dispose of (but not to vote) such Ordinary Shares.

(4) Ms. Hartzband and Mr. Staley serve as officers or are otherwise affiliated with significant shareholders of the Company. The number of Ordinary Shares beneficially owned by such shareholders is set forth below.

(5) Includes 6,000 Ordinary Shares owned by Mr. Wentz's wife.

  Each of the Company's directors named below is an officer of or otherwise affiliated with a significant shareholder of the Company. The following table sets forth the name of each such director, the name of the affiliated shareholder (or the ultimate parent of such shareholder) and the number of Ordinary Shares beneficially owned as of 11 December 1998, by such shareholder (or the ultimate parent of such shareholder).

                                                                       PERCENT
                                                                         OF
                                                           NUMBER OF    TOTAL
                                                           ORDINARY   ORDINARY
                                 NAME OF SHAREHOLDER        SHARES     SHARES
   NAME                                                              OUTSTANDING
   ----                          -------------------       --------- -----------
Meryl D. Hartzband........ J. P. Morgan & Co. Incorporated 3,205,020    1.66%
Robert W. Staley.......... Emerson Electric Co.              621,816      *

--------
* Represents less than one percent of the outstanding Ordinary Shares.

OTHER BENEFICIAL OWNERS

  The following table sets forth information regarding each person known by the Company (including corporate groups) to own of record or beneficially own more than five percent of the Company's outstanding Ordinary Shares as of the dates indicated below.

                                                         NUMBER OF
                                                           SHARES    PERCENT
                                                        BENEFICIALLY   OF
            NAME AND ADDRESS OF BENEFICIAL OWNER           OWNED      CLASS
            ------------------------------------        ------------ -------
      Oppenheimer Capital (1)..........................  27,449,329   14.17%
       Oppenheimer Tower
       World Financial Center
       New York, New York 10281
      American Express Financial Corporation (2).......  13,284,319    6.86%
       IDS Tower--10
       Minneapolis, Minnesota 55440-0010
      Wellington Management Company (3)................  12,699,204    6.56%
       75 State Street
       Boston, Massachusetts 02109


                                                          NUMBER OF
                                                            SHARES    PERCENT
                                                         BENEFICIALLY   OF
             NAME AND ADDRESS OF BENEFICIAL OWNER           OWNED      CLASS
             ------------------------------------        ------------ -------
      Jennison Associates (4)...........................  10,563,900   5.46%
       466 Lexington Avenue
       New York, NY 10017
      State Street Research & Management Company (5)....   9,775,697   5.05%
       One Financial Center, 30th Floor
       Boston, Massachusetts 02111-2690

--------
(1) Based upon information contained in a Schedule 13G filed by Oppenheimer Capital ("Oppenheimer") on 10 March 1998, information contained in a 13F filed on 14 August 1998 for the quarter ending 30 June 1998 by PIMCO Advisers L.P. on behalf of Oppenheimer, and information provided by Oppenheimer as of 4 December 1998. According to such Schedules 13G and 13F, Oppenheimer is a registered investment advisor under Section 203 of the Investment Advisers Act of 1940. As a result of Oppenheimer's role as investment adviser, it may be deemed to be the beneficial owner of the 27,449,329 Ordinary Shares having the sole power to dispose of and vote the shares under its written guidelines established by its Management Board.

(2) Based upon information contained in a Schedule 13G jointly filed by American Express Company and American Express Financial Corporation on 29 January 1998, information contained in a Schedule 13F-E filed on 21 October 1998 and information provided by American Express Financial Corporation as of 7 December 1998. According to such Schedules 13G and 13F-E, American Express Company is a Parent Holding Company in accordance with Rule 13d-1(b)(1)(ii)(G) and American Express Financial Corporation is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940.

(3) Based on information contained in a Schedule 13G filed by Wellington Management Company, LLP ("WMC") on 12 February 1998, information contained in a Schedule 13F filed on 13 November 1998, and information provided by WMC as of 7 December 1998. WMC is a registered investment adviser under the Investment Advisers Act of 1940 and a Parent Holding Company, in accordance with Rule 13d-1(b)(1)(ii)(G), of Wellington Trust Company, NA, 75 State Street, Boston, MA 02109, a wholly-owned subsidiary of WMC, and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934. As of 7 December 1998, WMC, in its capacity as investment adviser, may be deemed to have beneficial ownership of 12,699,204 Ordinary Shares that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent of the class.

(4) Based upon information obtained from Jennison Associates as of 4 December 1998.

(5) Based upon information contained in a Schedule 13G filed by State Street Research & Management Company ("SSRMC") on 4 February 1998, information contained in a Schedule 13F filed on 14 August 1998 and information obtained from SSRMC and State Street Bank and Trust Company as of 4 December 1998. SSRMC, a subsidiary of State Street Bank and Trust Company, is a registered investment advisor under Section 203 of the Investment Advisers Act of 1940. As of 4 December 1998, the 9,775,697 Ordinary Shares reported above were owned by various investment advisory clients of SSRMC, none of which is known to have such interest with respect to more than five percent of the class.

  Other than as disclosed above, there are no persons who own of record, or are known by the Company to beneficially own, as of 4 December 1998, more than five percent of the Company's outstanding Ordinary Shares.

                            EXECUTIVE COMPENSATION

  The following table sets forth, in summary form, compensation earned by the Company's CEO and by the Named Executive Officers of the Company for the periods presented.

                          SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                         COMPENSATION
                                         ANNUAL COMPENSATION                AWARDS
                                 ----------------------------------- ------------------------
                                                                                   SECURITIES
                                                                     RESTRICTED    UNDERLYING
        NAME AND          FISCAL                      OTHER ANNUAL     STOCK        OPTIONS/     ALL OTHER
 PRINCIPAL POSITION (1)    YEAR   SALARY   BONUS(2)  COMPENSATION(3) AWARDS(4)     SARS(#)(5) COMPENSATION(6)
 ----------------------   ------ -------- ---------- --------------- ----------    ---------- ---------------
Brian Duperreault.......   1998  $662,500 $1,400,000    $207,758     $1,185,000(7)  120,000      $309,375
Chairman, President and
 Chief                     1997   531,258  1,200,000     221,693      5,400,000(7)  180,000       259,689
Executive Officer of ACE
 Limited                   1996   468,720    650,000     191,241        585,000(7)  180,000       167,808
Donald Kramer...........   1998   493,750    500,000       2,000        296,250(7)   50,000       149,063
Vice Chairman of ACE
 Limited,                  1997   468,750    475,000       2,750        270,000(7)   60,000       141,563
President of Tempest Re-
 insurance                 1996   112,500    337,500         --         146,250(7)   75,000        67,500
Company Limited
                                                                        130,163(8)
Dominic J. Frederico....   1998   361,250    350,000     160,769      2,221,875(7)   75,000       106,688
President, A.C.E. Insur-
 ance                      1997   310,000    300,000     185,498        540,000(7)   90,000        91,500
Co. Ltd.                   1996   267,507    127,500     121,884        117,000(7)   60,000        59,251
                                                                         49,725(8)
William J. Loschert.....   1998   363,750    300,000     172,503        296,250(7)   50,000        99,563
Chairman, ACE UK Limited   1997   326,250    250,000     141,807        270,000(7)   60,000        86,438
                           1996   311,250    131,250      53,322        117,000(7)   60,000        66,375
                                                                         51,187(8)
Christopher Z. Marshall.   1998   341,250    300,000       9,534      1,185,000(7)   40,000        96,188
Chief Financial Officer
 of                        1997   308,750    225,000       3,473        270,000(7)   60,000        80,063
ACE Limited                1996   286,254    127,500         --         117,000(7)   60,000        62,063
                                                                         49,725(8)

--------
(1) Mr. Kramer's employment with the Company began on 1 July 1996. With respect to the fiscal year ended 30 September 1996, the salary reported for Mr. Kramer represents Mr. Kramer's salary from 1 July 1996, the date on which Tempest was acquired by the Company, through 30 September 1996 and the bonus reported for Mr. Kramer represents his bonus for the year ended 30 September 1996 which the Company agreed to pay in connection with its acquisition of Tempest.

(2) Bonuses for the year ended 30 September 1996 for Messrs. Kramer, Loschert, Marshall and Frederico reflect their election to forgo up to 25% of their annual bonus in return for the receipt of restricted Ordinary Shares with a fair market value equal to 115% of the amount of the foregone bonus. See
    Note 8 below.

(3) Other annual compensation for the year ended 30 September 1998 includes commuting and living allowances in respect of Messrs. Duperreault, Frederico and Loschert in the amounts of $203,683, $158,619 and $172,503, respectively; for the year ended 30 September 1997 includes commuting and living allowances in respect of Messrs. Duperreault, Frederico and Loschert in the amounts of $188,004, $136,000 and $141,807, respectively; and for the year ended 30 September 1996 includes commuting and living allowances in respect of Messrs. Duperreault, Frederico and Loschert in the amounts of $170,004, $96,000 and $41,400, respectively.

(4) As of 30 September 1998, the number and value of restricted Ordinary Shares held by each of the above named executive officers was: Mr. Duperreault--280,000 ($8,400,000), Mr. Kramer--20,725 ($621,750), Mr.
    Frederico--89,850 ($2,695,500), Mr. Loschert--18,875 ($566,250) and Mr.
    Marshall--48,850

   ($1,465,500). Such values were determined by multiplying the number of shares by $30.00 (the closing price of the Ordinary Shares on the New York Stock Exchange (the "NYSE") on 30 September 1998).

(5) This column has been adjusted to give effect to the three-for-one stock split of the Ordinary Shares. The record date for the stock split was 17 February 1998 and certificates were mailed to shareholders in connection with the stock split on 2 March 1998.

(6) All other compensation with respect to the year ended 30 September 1998 represents contributions by the Company to defined contribution plans on behalf of the named individuals for the above amounts.

(7) The value of the restricted shares awarded to the individuals in respect of the year ended 30 September 1998 was determined by multiplying the number of shares awarded by the closing price of the Ordinary Shares on the NYSE on 12 November 1998 ($29.6250), in each case the date of the award. The value of the restricted shares awarded to the individuals in respect of the year ended 30 September 1997 was determined by multiplying the number of shares awarded by the closing price of the Ordinary Shares on the NYSE on 12 November 1997 ($30.00, as adjusted to give effect to the stock split), in each case the date of the award. The value of the restricted shares awarded to the individuals in respect of the year ended 30 September 1996 was determined by multiplying the number of shares awarded by the closing price of the Ordinary Shares on the NYSE on (i) with respect to Mr. Duperreault, 4 December 1996 ($19.83, as adjusted to give effect to the stock split) and (ii) with respect to the Named Executive Officers, 14 November 1996 ($19.50, as adjusted to give effect to the stock split), in each case the date of the award. The number of restricted Ordinary Shares awarded to each of the CEO and the Named Executive Officers, as adjusted to give effect to the stock split, was:

                                                           FISCAL FISCAL  FISCAL
          NAME                                              1998   1997    1996
          ----                                             ------ ------- ------
      Brian Duperreault................................... 40,000 180,000 30,000
      Donald Kramer....................................... 10,000   9,000  7,500
      Dominic J. Frederico................................ 75,000  18,000  6,000
      William J. Loschert................................. 10,000   9,000  6,000
      Christopher Z. Marshall............................. 40,000   9,000  6,000

  With respect to each of the 10,000 restricted Ordinary Shares awarded to Mr. Kramer and Mr. Loschert in 1998, the restrictions with respect to one-third of the Ordinary Shares lapse at the end of each of the second, third and fourth anniversary of the date of the awards. With respect to the 75,000 restricted Ordinary Shares awarded to Mr. Frederico and the 40,000 restricted Ordinary Shares awarded to Mr. Marshall in 1998, the restrictions with respect to one-third of the Ordinary Shares lapse at the end of each of the third, fourth and fifth anniversary of the date of the award. With respect to the 40,000 restricted Ordinary Shares awarded to Mr. Duperreault in 1998, 8,000 restricted Ordinary Shares vest on 12 November 2001, 16,000 restricted Ordinary Shares vest on 12 November 2002, and 16,000 restricted Ordinary Shares vest on 12 November 2003. With respect to the awards in 1997 and 1996, other than 150,000 of the 180,000 restricted Ordinary Shares awarded to Mr. Duperreault in 1997, the restrictions with respect to one-third of the Ordinary Shares lapse at the end of each of the first, second and third anniversary of the date of the award. With respect to such 150,000 restricted Ordinary Shares, 30,000 restricted Ordinary Shares vest on 12 November 2000, 60,000 restricted Ordinary Shares vest on 12 November 2001 and 60,000 restricted Ordinary Shares vest on 12 November 2002. During the restricted period, the executive officers are entitled to vote the Ordinary Shares and receive dividends.

(8) In addition to the restricted shares discussed in (7) above, the Company's executive officers, other than Mr. Duperreault, were given the option to elect to forgo up to 25% of their annual bonus in return for the receipt of restricted Ordinary Shares with a fair market value equal to 115% of the amount of the foregone bonus. The value of the restricted shares shown for Messrs. Kramer, Loschert, Marshall and Frederico was determined by multiplying the number of shares acquired in respect of their foregone bonuses by the closing price of the Ordinary Shares on the NYSE on 14 November 1996 ($19.50, as adjusted to give effect to the stock split), the date of acquisition. The restrictions with respect to one-third of the Ordinary Shares lapse at the end of each of the first, second and third anniversary of the date of the award. During the restricted period, the executive officers are entitled to vote the Ordinary Shares and receive dividends.

  The following table sets forth information concerning awards of stock options under the Company's 1995 Long Term Incentive Plan and the Equity Linked Incentive/Stock Appreciation Rights Plan made to the Company's CEO and to the Named Executive Officers during the year ended 30 September 1998. No stock appreciation rights ("SARs") were awarded during the year ended 30 September 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                          NUMBER OF  PERCENT OF TOTAL
                           OPTIONS       OPTIONS      EXERCISE                    POTENTIAL REALIZED VALUE
                          AWARDED IN    AWARDED TO     OR BASE                     AT ASSUMED ANNUAL RATE
                            FISCAL     EMPLOYEES IN     PRICE                    OF STOCK PRICE APPRECIATION
                           1998(1)     FISCAL 1998    ($/SH)(1) EXPIRATION DATE        FOR OPTION TERM
                          ---------- ---------------- --------- ---------------- ----------------------------
          NAME                                                                         5%           10%
          ----                                                                   ------------- --------------
Brian Duperreault.......  180,000(2)       7.39%       $30.00   12 November 2007    $3,396,031    $8,606,209
Donald Kramer...........   60,000(2)       2.46         30.00   12 November 2007     1,132,010     2,868,736
Dominic J Frederico.....   90,000(2)       3.69         30.00   12 November 2007     1,698,015     4,303,105
William J. Loschert.....   60,000(2)       2.46         30.00   12 November 2007     1,132,010     2,868,736
Christopher Z. Marshall.   60,000(2)       2.46         30.00   12 November 2007     1,132,010     2,868,736

--------
(1) These columns have been adjusted to give effect to the three-for-one stock split of the Ordinary Shares. The record date for the stock split was 17 February 1998 and certificates were mailed to shareholders in connection with the stock split on 2 March 1998.

(2) Options vest one-third on the first, second and third anniversary of the grant.

  The following table sets forth information concerning the number of options exercised and the value received in fiscal 1998, the number of unexercised stock options outstanding at 30 September 1998, and the value of any unexercised in-the-money stock options outstanding at such time, held by the Company's CEO and the Named Executive Officers. There were no SARs outstanding at 30 September 1998.

  OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES AT 30 SEPTEMBER 1998

                                                         NUMBER OF
                                                        SECURITIES
                                                        UNDERLYING           VALUE OF
                                                        UNEXERCISED         UNEXERCISED
                                                      OPTIONS/SARS AT      IN-THE-MONEY
                                                      FISCAL YEAR-END    OPTIONS AT FISCAL
                              SHARES        VALUE           (#)            YEAR-END ($)
                             ACQUIRED      REALIZED    EXERCISABLE/        EXERCISABLE/
          NAME            ON EXERCISE (1)    ($)       UNEXERCISABLE       UNEXERCISABLE
          ----            --------------  ---------- ----------------- ---------------------
Brian Duperreault.......     195,000      $4,642,248   615,000/630,000 $11,336,864/9,588,744
Donald Kramer...........         --              --  1,032,730/65,000   22,236,583/262,500
Dominic J. Frederico....         --              --    115,000/125,000   1,299,375/1,089,375
William J. Loschert.....         --              --    336,000/108,000   4,438,255/909,756
Christopher Z. Marshall.         --              --    324,000/108,000   4,334,255/909,756

--------
(1) This column has been adjusted to give effect to the three-for-one stock split of the Ordinary Shares. The record date for the stock split was 17 February 1998 and certificates were mailed to shareholders in connection with the stock split on 2 March 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Company's Board of Directors has responsibility for determining the compensation of the Company's executive officers. None of the members of the Compensation Committee was an officer or employee of the Company.

EMPLOYMENT AGREEMENTS

  The following is intended to be a summary of the terms of the employment agreements entered into between the Company and the executive officers named below.

  The Company has entered into an agreement with Brian Duperreault, pursuant to which he is to serve as Chairman, President and Chief Executive Officer of the Company. The agreement provides for a base salary of $550,000 per year, subject to increase. Effective 1 January 1999, Mr. Duperreault's annual base salary will be $800,000. The agreement also provides for an annual discretionary bonus. Mr. Duperreault is also eligible to participate in the Company's benefit plans. Pursuant to an Option and Restricted Share Agreement and Plan entered into in connection with Mr. Duperreault's employment agreement, Mr. Duperreault was awarded 300,000 restricted shares and options to purchase 900,000 Ordinary Shares at $7.542 per Ordinary Share (each as adjusted to give effect to the stock split). The restrictions with respect to 60,000 of the aforementioned restricted shares expired on 30 September 1996, the restrictions with respect to 120,000 of the aforementioned restricted shares expired on 30 September 1997 and the restrictions with respect to an additional 60,000 of the aforementioned restricted shares expired on 30 September 1998. The aforementioned restrictions with respect to the remaining 60,000 shares will lapse on 30 September 1999. The aforementioned options with respect to 300,000 Ordinary Shares became exercisable on 30 September 1997 and the aforementioned options with respect to an additional 300,000 Ordinary Shares became exercisable on 30 September 1998. The remaining aforementioned options with respect to 300,000 Ordinary Shares will become exercisable on 30 September 1999. The aforementioned options will expire on 30 September 2004. During the 1998 fiscal year Mr. Duperreault exercised the aforementioned options with respect to 195,000 Ordinary Shares. The restrictions with respect to the aforementioned restricted shares will lapse, and the aforementioned options will become immediately exercisable, in the event of Mr. Duperreault's death or disability, the termination of Mr. Duperreault's employment without cause or in the event of a "change in control" (as defined). In the event of termination of Mr. Duperreault's employment with the Company for any other reason, Mr. Duperreault will forfeit any options which were not exercisable on his termination date and any restricted shares for which the restricted period had not yet lapsed. Mr. Duperreault may exercise any of the options which were or which become exercisable on his termination date for a period of one year if his termination is by reason of his death or disability or by the Company without cause and for 30 days if such termination is by the Company for cause or voluntarily by Mr. Duperreault. The agreement also provides Mr. Duperreault with customary executive benefits, including participation in the Company's retirement plan, the Company's supplemental executive retirement plan, various insurance plans, reimbursement of housing and certain personal travel expenses and, generally, such other benefit programs as are available to the Company's other senior executives. The agreement is now subject to automatic annual one-year renewals unless notice of non-renewal is provided by the Company's Board of Directors and has been so renewed through 30 September 1999. In addition, if, following a change in control, Mr. Duperreault's employment is terminated without cause, his salary and benefits will continue for 12 months and he will be entitled to any previously awarded but unpaid bonus and a bonus for any uncompleted fiscal year based upon the bonus for the last completed fiscal year and the number of days in the then current fiscal year in which he was employed. Pursuant to the agreement, Mr. Duperreault has agreed not to engage in any activity in Bermuda or the Cayman Islands for a period of 12 months following termination of his employment with the Company that would compete with any business being conducted by the Company or its subsidiaries, or which was actively being developed by the Company or its subsidiaries during the term of Mr. Duperreault's employment.

  A "change in control" under Mr. Duperreault's employment agreement is generally deemed to occur when (i) any person becomes the beneficial owner of 50% or more of the voting stock of the Company, (ii) the majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the date of the Agreement; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by three-quarters of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director; (iii) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (iv) all or substantially all of the assets or business of the Company are disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of the Company, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or (v) the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the voting stock of the combined company.

  The Company has entered into an agreement with Dominic J. Frederico, pursuant to which he is to serve as President, A.C.E. Insurance Company, Ltd. The agreement currently provides for a base salary of $320,000 per year, subject to increase, an annual discretionary bonus plus participation in the Company's benefit plans. Effective 1 January 1999, Mr. Frederico's annual base salary will be $525,000. Pursuant to his agreement, Mr. Frederico was awarded options to purchase 30,000 Ordinary Shares at $7.625 per Ordinary Share (as adjusted to give effect to the stock split). The options became exercisable with respect to 15,000 Ordinary Shares on 9 January 1998 and the options with respect to the remaining 15,000 Ordinary Shares become exercisable on 9 January 1999 and expire on 9 January 2005. The agreement also provides Mr. Frederico with customary executive benefits, including participation in the Company's retirement plan, the Company's supplemental executive retirement plan, various insurance plans, reimbursement of housing and certain personal travel expenses and, generally, such other benefit programs as are available to the Company's other senior executives. The agreement is now subject to automatic annual one-year renewals unless notice of non-renewal is provided by the Company and has been so renewed through 1 January 2000. Upon termination without cause, Mr. Frederico's salary and benefits are agreed to continue for 24 months and any previously awarded but unpaid bonus is to be paid. Pursuant to the agreement, Mr. Frederico has agreed not to engage in any activity in the United States, Bermuda or the Cayman Islands for a period of 12 months following his termination of employment with the Company that would compete with the business of the Company.

  The Company has entered into an agreement with William J. Loschert which currently provides for a base salary of $330,000 per year, subject to increase, an annual discretionary bonus plus participation in the Company's benefit plans. Effective 1 January 1999, Mr. Loschert's annual base salary will be $400,000. The agreement also provides Mr. Loschert with customary executive benefits, including participation in the Company's retirement plan, the Company's supplemental executive retirement plan, various insurance plans, reimbursement of housing and certain personal travel expenses and, generally, such other benefit programs as are available to the Company's other senior executives. The term of Mr. Loschert's agreement is automatically extended with each extension of, and for the term of, Mr. Loschert's work permit, unless notice of non-renewal is provided by either party. Upon Mr. Loschert's resignation within six months after a "change in control" (as defined below), if he makes certain good faith determinations regarding changes in the nature of his duties, or upon termination without cause, Mr. Loschert's salary and benefits are agreed to continue for the balance of his term of employment and any previously awarded but unpaid bonus is to be paid. Pursuant to the agreement, Mr. Loschert has agreed not to engage in any activity in the United States, Bermuda or the Cayman Islands for a period of 24 months following his termination of employment with the Company that would compete with the business of the Company.

  The Company has entered into an agreement with Christopher Z. Marshall which currently provides for a base salary of $315,000 per year, subject to increase by the Company's Chief Executive Officer, an annual discretionary bonus plus participation in the Company's benefit plans. Effective 1 January 1999, Mr. Marshall's annual base salary will be $475,000. The agreement also provides Mr. Marshall with customary executive benefits, including participation in the Company's retirement plan, the Company's supplemental executive retirement plan, various insurance plans and, generally, such other benefit programs as are available to the Company's other senior executives. The agreement is for a three-year term, but provides for automatic one-year extensions after the first year of each three-year term, unless notice of non-renewal is provided by either party. Upon Mr. Marshall's resignation within six months after a "change in control" (as defined below), if he makes certain good faith determinations regarding changes in the nature of his duties, or upon termination without cause, Mr. Marshall's salary and benefits are agreed to continue for the balance of his term of employment and any previously awarded but unpaid bonus is to be paid. Pursuant to the agreement, Mr. Marshall has agreed not to engage in any activity in the United States, Bermuda or the Cayman Islands for a period of 24 months following his termination of employment with the Company that would compete with the business of the Company.

  As used in Messrs. Loschert's and Marshall's employment agreements, a "change in control" generally means a change in the beneficial ownership of the Company's voting stock, a change in the composition of the Company's Board of Directors or a sale of the Company's assets if (A) any person (or group or association, as defined in Section 13(d) of the Securities Exchange Act of 1934, of persons) (other than (1) a trustee or other fiduciary of securities held under an employee benefit plan of the Company, (2) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Company or (3) any person in which the officer has a substantial equity interest) acquires 50% or more of the combined voting power of the outstanding securities of the Company having a right to vote at the election of directors; (B) there is a sale of all or substantially all of the assets of the Company; or (C) there shall cease to be a majority of the Board of Directors of the Company whose members are either
(1) previous members of the Board of Directors or (2) recommended for election by a vote of at least two-thirds of the members of the Board of Directors or a committee thereof.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee") is comprised entirely of independent, non-management directors. The Committee has responsibility for developing and implementing the Company's compensation policy for senior management, and for determining the compensation for the executive officers of the Company. The goal of the Committee is to achieve fair compensation for the individuals and to enhance shareholder value by continuing to closely align the financial rewards of management with those of the Company's shareholders.

  The Company's compensation program is structured to support the human resource requirements of its business. The Company seeks to attract and retain qualified executives who are creative, motivated and dedicated. With respect to its executive officers, the Company competes with specialty insurers, property and casualty insurers and financial companies world-wide, although primarily with companies based in North America and the United Kingdom. The Committee is aware of the unique circumstances which relate to the attraction and retention of superior executives in Bermuda, and attempts to create and administer a compensation program to achieve that result.

  Each executive's total compensation is generally comprised of three components: salary, annual incentive compensation awards and long-term incentive compensation awards. The mix of an officer's total compensation is generally based upon the level of the officer's position, with more senior officers receiving a greater percentage of their total compensation in the form of incentive compensation (i.e. variable compensation), and a lesser percentage in the form of salary (i.e. fixed compensation).

  Salary and incentive compensation awards are reviewed annually for competitiveness and are determined in large part by reference to compensation levels for comparable positions at comparable companies based in the United States, Bermuda, and the United Kingdom. The Company targets the upper quartile of its applicable peer group in establishing incentive compensation, and the median to third quartile in establishing salaries. Actual salary and incentive compensation may be above or below such targets based on individual and corporate performance during the prior fiscal year.

  Because the Company's business activities can result in significant earnings fluctuations from year to year, each executive's contribution to the advancement of long-term corporate goals is also considered. These factors include, among other things, underwriting and financial results, business production, development of management team and strategic steps such as development of new products and lines of business, geographical spread of business and acquisitions.

SALARY

  In determining the salary of each senior executive, the Committee has been assisted by William M. Mercer, Incorporated, an independent consulting firm, which annually accumulates data from a peer group of comparable companies. The data is analyzed to establish competitive salary ranges for comparable positions primarily in insurance companies of approximately equal size, market capitalization and complexity. The Company's Chief Executive Officer makes recommendations to the Committee with respect to the salary of each senior executive other than himself. The Committee discusses these recommendations, and the relevant data, and then determines the senior executives' salaries. The Committee meets separately to determine the salary of the Company's Chief Executive Officer.

ANNUAL INCENTIVE COMPENSATION

  At the conclusion of each fiscal year, the Committee reviews with the Company's Chief Executive Officer the performance of each senior executive against goals established at the beginning of the year. Based upon the overall performance of the Company and the contribution by the individuals in achieving that performance by attaining the established goals, the Company's Chief Executive Officer recommends to the Committee annual incentive compensation levels for each senior executive. The Committee considers his recommendations, and the relevant data, and then determines the annual incentive compensation for each senior executive.

  The Committee meets separately to evaluate the performance of the Chief Executive Officer and determine his annual incentive award.

LONG-TERM INCENTIVE COMPENSATION

  At the Annual General Meeting held in February 1996, shareholders adopted the ACE Limited 1995 Long-Term Incentive Plan (the "1995 Plan"). In furtherance of the objectives of the 1995 Plan, the Committee established a set of goals, including:

  (i) increasing officer ownership of the Company's outstanding shares to an aggregate of approximately 2.5% of outstanding shares over a five to seven year period;

  (ii) awarding long-term incentive awards at more competitive levels annually; and

  (iii) providing capital accumulation opportunities that foster attraction and retention of key management employees by linking their interests with shareholder interests.

  With respect to guidelines for administering the 1995 Plan, the Committee makes long-term compensation awards based on individual and Company performance, and on the practices of a group of generally comparable insurance companies. While the 1995 Plan provides for a range of types of awards, the Committee has generally made awards in the form of stock options and/or restricted stock. The Committee believe that awards of stock options, which reward Company stock price appreciation over the long term, are particularly appropriate in light of the nature of the Company's business and long-term business plans. The Committee also believes that restricted stock awards, particularly those with delayed vesting, are crucial in helping to retain high caliber executives in an increasingly competitive labor market.

  The Company has proposed a new long-term incentive plan, the ACE Limited 1998 Long-Term Incentive Plan (the "1998 Plan"), for approval by shareholders at the 1999 Annual General Meeting. The 1998 Plan increases the number of shares available for awards, reflecting the growth in the size and number of employees of the Company, especially as a result of recent acquisition activity and reflecting the Company's commitment to aligning its executives with long-term shareholder interest by making equity an important component of compensation packages. The provisions of the 1998 Plan are generally consistent with the 1995 Plan. The primary changes in the 1998 Plan have been made to reflect certain tax and regulatory developments that have occurred since the 1995 Plan was approved.

CHIEF EXECUTIVE OFFICER'S FISCAL 1998 COMPENSATION

  As set forth in the Summary Compensation Table above, Mr. Duperreault's total annual compensation for the year ended 30 September 1998 was $2,264,775. Such annual compensation consisted of salary of $662,500 pursuant to Mr. Duperreault's employment agreement described elsewhere herein (see "Employment Agreements"), an annual incentive award of $1,400,000 and $202,275 in other annual compensation. In determining Mr. Duperreault's annual and long-term incentive awards and adjustments to his salary, the Committee considered the Company's continued exceptional financial and operating performance during the year ended 30 September 1998, as well as the completion of certain strategic initiatives, including diversification through significant acquisition activity. The Committee also considered data as to the compensation levels and components of the chief executive officers of a peer group of generally comparable insurance companies and the Company's financial performance relative to those companies, as prepared by Mercer.

  Under U.S. income tax rules, Section 162(m) of the Code limits the deductibility of annual compensation in excess of $1 million paid to the Company's Chief Executive Officer and any of the four other highest paid officers. However, compensation is exempt from this limit if it qualifies as "performance based compensation." The limit has no direct application to the Company, because the Company is not subject to U.S. income taxes. However, if a U.S. subsidiary has an employee who is among the five most highly compensated officers, that subsidiary's deduction will be subject to this limit. To preserve the deduction for the subsidiary, the Company has designed the 1998 Plan to enable awards thereunder to constitute "performance-based compensation" and not be counted toward the $1 million limit.

  Although the Compensation Committee will consider deductibility under
Section 162(m) with respect to the compensation arrangements for executive officers who may be employed by subsidiaries subject to U.S. income tax, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since Company objectives may not always be consistent with the requirements for full deductibility, the Company and subsidiaries may enter into compensation arrangements under which payments would not be deductible under Section 162(m).

  The foregoing report has been approved by all members of the Committee.

                             Bruce L. Crockett (Chairman)
                             Jeffrey W. Greenberg
                             Robert M. Hernandez
                             Thomas J. Neff
                             Sidney F. Wentz

PERFORMANCE GRAPH

  Set forth below is a line graph comparing the dollar change in the cumulative total shareholder return on the Company's Ordinary Shares from 25 March 1993 through 30 September 1998 as compared to the cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of the Standard & Poor's Property-Casualty Insurance Index. The chart depicts the value on each of 30 September 1993, 1994, 1995, 1996, 1997 and 1998 of a $100 investment made on 25 March 1993, with all dividends reinvested.

                       [PERFORMANCE GRAPH APPEARS HERE]


                           Ace         S&P 500             S&P Property-
                         Limited        Index        Casualty Insurance Index
                         -------       -------       ------------------------
           3/25/93        $100          $100              $100
           9/30/93        $117          $103              $100
           9/30/94        $ 86          $107              $ 83
           9/30/95        $126          $139              $119
           9/30/96        $197          $167              $134
           9/30/97        $353          $235              $207
           9/30/98        $342          $256              $189

           APPROVAL OF THE ACE LIMITED 1998 LONG-TERM INCENTIVE PLAN
                            (ITEM B ON PROXY CARD)

  A proposal will be presented at the Annual General Meeting to approve the ACE Limited 1998 Long-Term Incentive Plan (the "1998 Plan") which was approved by the Board of Directors on 13 November 1998, subject to shareholder approval. A summary of the material provisions of the 1998 Plan is set forth below and is qualified in its entirety by reference to the Plan as set forth in Exhibit A hereto.

PURPOSE

  The purpose of the 1998 Plan is to (a) attract and retain employees; (b) motivate participating employees by means of appropriate incentives to achieve long-range goals; (c) provide incentive compensation opportunities that are competitive with those of other major corporations; and (d) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the price appreciation of the Ordinary Shares of the Company and thereby promote the long-term financial interest of the Company, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

  The Company currently has in place the 1995 Plan pursuant to which the Company can make equity based awards totaling 5% of its outstanding stock. The Company has proposed the 1998 Plan at this time because it believes strongly in the merits of linking executives' overall compensation opportunities to the enhancement of long-term shareholder return. The Company uses equity based compensation, such as options and restricted stock, as key elements of its executives' compensation packages. The Company has grown considerably since the 1995 Plan was adopted, in large part because of acquisitions. Although some of the recent acquisitions were stock transactions, some were cash transactions which did not increase the number of outstanding shares of the Company and, therefore, did not increase the number of shares available for awards under the 1995 Plan. Because the Company has more employees as a result of its growth and because the Company believes it is important for its employees to have an equity interest in the Company, the Board of Directors has approved the 1998 Plan, and is recommending it to shareholders for approval. The Company has previously established a set of compensation objectives aimed at increasing officer ownership of the Company's Ordinary Shares. Adoption of the 1998 Plan will help achieve this goal and is necessary in order for the Company to continue making equity awards to its employees at competitive levels. In addition to making additional shares available for compensation packages, the 1998 Plan has been designed to comply with certain tax and regulatory developments that have occurred since the 1995 Plan was adopted, providing the Company with additional flexibility in designing compensation packages.

  To achieve the foregoing objectives, the 1998 Plan provides for the grant of non-qualified and incentive stock options, stock appreciation rights ("SARs"), stock units, restricted stock units, performance shares, performance units and restricted stock.

GENERAL

  The 1998 Plan is administered by a designated committee (the "Committee"). The Compensation Committee of the Board of Directors shall serve as the Committee except as otherwise determined by the Board of Directors. The Committee selects from the eligible individuals those persons to whom awards under the 1998 Plan will be granted ("Participants"), the types of awards to be granted and the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards. The Committee may delegate all or any portion of its responsibilities or powers under the 1998 Plan to persons selected by it, except to the extent inconsistent with Rule 16b-3 promulgated under section 16 of the Securities Exchange Act of 1934 ("Exchange Act") or other applicable rules. Rule 16b-3 exempts employee plan transactions meeting certain requirements from the short-swing trading profit recovery provisions of section 16.

  The number of Ordinary Shares subject to awards under the 1998 Plan during any fiscal year of the Company shall equal (a) 5% of the adjusted average of the outstanding Ordinary Shares, as that number is determined by the Company to calculate fully diluted earnings per share for the preceding fiscal year; reduced by (b) any Ordinary Shares granted pursuant to awards under the 1998 Plan, and any Ordinary Shares subject to any outstanding awards under the 1998 Plan. Any shares allocated to an award which expires, lapses, is forfeited or terminated for any reason without issuance of shares (whether or not cash or other consideration is paid to Participant in respect of such shares) may again become subject to awards under the 1998 Plan. The following additional limits shall apply to awards under the 1998 Plan: (i) no more than 8,000,000 Ordinary Shares may be issued for incentive stock option awards; (ii) no more than 2,000,000 Ordinary Shares may be issued for stock unit awards, restricted stock awards, restricted stock unit awards, performance share awards and performance unit awards; (iii) no more than 6,000,000 Ordinary Shares may be issued for options and SARs granted to any one individual in any one-calendar-year period; (iv) no more than 2,000,000 Ordinary Shares may be issued for stock unit awards, restricted stock awards, restricted stock unit awards, and performance share awards that are intended to be "performance-based compensation" (as described below) granted to any one individual during any one-calendar-year period; and (v) no more than $5,000,000 may be covered by performance unit awards that are intended to be "performance-based compensation" granted to any one individual during any one-calendar-year period. The Ordinary Shares with respect to which awards may be made under the 1998 Plan shall be shares currently authorized but unissued, or shares purchased in the open market by a direct or indirect wholly owned subsidiary of the Company. The Company may contribute to the subsidiary an amount sufficient to accomplish the purchase in the open market of the shares to be so acquired. At the discretion of the Committee, an award under the 1998 Plan may be settled in cash rather than stock. The closing price with respect to the Company's Ordinary Shares on 15 December 1998 was $27 11/16 per share.

  The Committee may use shares of stock available under the 1998 Plan as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations.

  In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust awards to preserve the benefits or potential benefits of the awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the 1998 Plan; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding options and SARs; and (iv) any other adjustments that the Committee determines to be equitable.

  Except as otherwise provided by the Committee, awards under the 1998 Plan are not transferable except as designated by the Participant by will or by laws of descent and distribution.

  Generally, upon a Change in Control all outstanding options and SARs will become fully exercisable and all stock units, restricted stock, restricted stock units, performance shares and performance units will become fully vested. A "Change of Control" is generally deemed to occur when (i) any person becomes the beneficial owner of 50% or more of the voting stock of the Company, (ii) the majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the effective date of the 1998 Plan; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by three-quarters of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent; (iii) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (iv) all or substantially all of the assets or business of the Company are disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of the Company, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or (v) the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the voting stock of the combined company.

  All employees of the Company and its subsidiaries and any consultant, director or other person providing services to the Company or a subsidiary are eligible to become Participants in the 1998 Plan. As of 30 September 1998, the Company and its subsidiaries had 642 employees. The specific employees who initially will be granted awards under the 1998 Plan and the type and amount of any such awards will be determined by the Committee.

OPTIONS

  The Committee may grant options to purchase the Company's Ordinary Shares which may be either incentive stock options or non-qualified stock options. The purchase price of an Ordinary Share under each option shall not be less that the fair market value of an Ordinary Share on the date the option is granted. The option shall be exercisable in accordance with the terms established by the Committee. The full purchase price of each Ordinary Share purchased upon the exercise of any option shall be paid at the time of exercise. Except as otherwise determined by the Committee, the purchase price shall be payable in cash or in Ordinary Shares (valued at fair market value as of the day of exercise), or in any combination thereof. The Committee, in its discretion, may impose such conditions, restrictions, and contingencies on Ordinary Shares acquired pursuant to the exercise of an option or SAR as the Committee determines to be desirable.

STOCK APPRECIATION RIGHTS

  The Committee may grant an SAR in connection with all or any portion of a previously or contemporaneously granted option or independent of any option grant. An SAR entitles the Participant to receive the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Committee, which shall not be less that 100% if the fair market value of the Ordinary Shares at the time the SAR is granted. Such excess amount shall be payable in Ordinary Shares, in cash, or in a combination thereof, as determined by the Committee.

OTHER STOCK AWARDS

  The Committee may grant stock units (a right to receive Ordinary Shares in the future), performance shares (a right to receive Ordinary Shares or stock units contingent upon achievement of performance or other objectives), performance units (a right to receive a designated dollar amount of Ordinary Shares contingent on achievement of performance other objectives) and restricted stock and restricted stock units (a grant of Ordinary Shares and the right to receive Ordinary Shares in the future, respectively, with such shares or rights subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the Participant or the achievement of performance or other objectives, as determined by the Committee). Any such award shall be subject to such conditions, restrictions and contingencies as the Committee determines. If the grant of a restricted stock award or a restricted stock unit award is not made in lieu of other compensation, and vesting of the award is conditioned on the completion of a specified period of service rather than the attainment of performance objectives, then the required period of service for vesting shall be not less than three years (subject to acceleration upon the Participant's death, disability, retirement, change in control or involuntary termination, to the extent determined by the Committee).

  A U.S. income tax deduction will generally be unavailable for annual compensation in excess of $1 million paid to any of the five most highly compensated officers of a public corporation. However, amounts that constitute "performance-based compensation" are not counted toward the $1 million limit. The Committee may designate any award described in the preceding paragraph as intended to be "performance-based compensation." Any awards so designated shall be conditioned on the achievement of one or more performance measures, as required by Code section 162(m). The performance measures that may be used by the Committee for such awards shall be based on any one or more of the following Company, subsidiary, operating unit or division performance measures, as selected by the Committee: gross premiums written; net premiums written; net premiums earned;

net investment income; losses and loss expenses; underwriting and administrative expenses; operating expenses; cash flow(s); operating income; earnings before interest and taxes; net income; stock price; dividends; strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding, investments or to assets or net assets.

AMENDMENT AND TERMINATION

  The 1998 Plan may be amended or terminated at any time by the Board, provided that no amendment or termination may adversely affect the rights of any Participant without the Participant's written consent.

UNITED STATES INCOME TAX CONSIDERATION

  The following is a brief description of the U.S. federal income tax treatment that will generally apply to awards under the 1998 Plan based on current U.S. income taxation with respect to Participants who are subject to U.S. income tax.

NON-QUALIFIED OPTIONS

  The grant of a non-qualified option will not result in taxable income to the Participant. Except as described below, the Participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Ordinary Shares acquired over the exercise price for those shares. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such Ordinary Shares equal to the fair market value of the shares at the time of exercise.

INCENTIVE STOCK OPTIONS

  The grant of an incentive stock option will not result in taxable income to the Participant. The exercise of an incentive stock option will not result in taxable income to the Participant provided that the Participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the Participant is disabled, as that term is defined in the Code).

  The excess of the fair market value of the Ordinary Shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the Participant's alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the Participant's alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the Participant will have a basis in those shares equal to the fair market value of the Ordinary Shares at the time of exercise.

  If the Participant does not sell or otherwise dispose of the stock within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the Participant, then, upon disposition of such Ordinary Shares, any amount realized in excess of the exercise price will be taxed to the Participant as capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

  If the foregoing holding period requirements are not met, the Participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the Ordinary Shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the Participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

STOCK APPRECIATION RIGHTS

  The grant of an SAR will not result in taxable income to the Participant. Upon exercise of an SAR, the amount of cash or the fair market value of Ordinary Shares received will be taxable to the Participant as ordinary income. Gains and losses realized by the Participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

PERFORMANCE SHARES AND PERFORMANCE UNITS

  A Participant who has been granted performance share award or performance unit award will not realize taxable income at the time of grant. The Participant will have compensation income at the time of distribution equal to the amount of cash received and the then fair market value of the distributed shares.

RESTRICTED AND OTHER STOCK

  A Participant who has been granted a restricted stock award will not realize taxable income at the time of grant, assuming that the restrictions constitute a "substantial risk of forfeiture" for U.S. income tax purposes. Upon the vesting of Ordinary Shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the Participant. A Participant may elect pursuant to section 83(b) of the Code to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date.

WITHHOLDING OF TAXES

  The Company may withhold amounts from Participants to satisfy withholding tax requirements. Subject to guidelines established by the Committee, Participants may have Ordinary Shares withheld from awards or may tender Ordinary Shares to the Company to satisfy tax withholding requirements.

TAX DEDUCTION

  The Company is not subject to U.S. income taxes. However, if an award is granted to a Participant employed by a subsidiary that is a U.S. taxpayer, the subsidiary will be entitled to a deduction equal to an amount equal to the amount of income includible in the Participant's income.

  A U.S. income tax deduction will generally be unavailable for annual compensation in excess of $1 million paid to any of the five most highly compensated officers of a public corporation. However, amounts that constitute "performance-based compensation" are not counted toward the $1 million limit. If a U.S. subsidiary has an employee who is among the five most highly compensated officers, that subsidiary's deduction will be subject to this limit. To preserve the deduction for the subsidiary, the Company has designed the 1998 Plan to enable awards thereunder to constitute "performance-based compensation" and not be counted toward the $1 million limit.

CHANGE IN CONTROL

  Any acceleration of the vesting or payment of awards under the 1998 Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an "excess parachute payment" under the Code, which may subject the Participant to a 20% excise tax and preclude deduction by a subsidiary.

TAX ADVICE

  The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the 1998 Plan. A Participant may also be subject to state and local taxes in connection with the grant of awards under the 1998 Plan. The Company suggests that Participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

  THE BOARD OF DIRECTORS RECOMMENDS THE APPROVAL OF THE ACE LIMITED 1998 LONG-TERM INCENTIVE PLAN.

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                            (ITEM C ON PROXY CARD)

  The appointment of independent accountants is approved annually by the Board of Directors and ratified by the Company's shareholders. The decision of the Board of Directors is based on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. The Board of Directors has authorized the engagement of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending 30 September 1999. The Company has had a working association with PricewaterhouseCoopers LLP since 1985; PricewaterhouseCoopers LLP has had the responsibility for examining the consolidated financial statements of the Company and its subsidiaries since 1985.

  Representatives of PricewaterhouseCoopers LLP will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

  THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

  If you wish to submit a proposal to be considered for inclusion in the proxy material for the next annual meeting, please send it to the Secretary, ACE Limited, The ACE Building, 30 Woodbourne Avenue, Hamilton HM 08 Bermuda. Under the rules of the Securities and Exchange Commission, proposals must be received no later than 24 August 1999 and otherwise comply with the requirements of the U.S. Securities and Exchange Commission to be eligible for inclusion in the Company's 2000 Annual General Meeting proxy statement and form of proxy.

  The Company's Articles provide that if a shareholder desires to submit a proposal for consideration at an annual general meeting, or to nominate persons for election as directors, written notice of such shareholders's intent to make such a proposal or nomination must be given and received by the Secretary of the Company at the principal executive offices of the Company not later than 60 days prior to the anniversary date of the immediately preceding annual general meeting. With respect to the 2000 annual general meeting, such written notice must be received on or prior to 7 December 1999. The notice must meet the requirements set forth in the Company's Articles of Association. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the Exchange Act, management proxies would be allowed to use their discretionary voting authority to vote on any proposal with respect to which the foregoing requirements have been met.

                            SOLICITATION OF PROXIES

  The cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail, and may be made by directors, officers and employees, personally or by telephone or facsimile. Proxy cards and materials also will be distributed to beneficial owners of Ordinary Shares through brokers, custodians, nominees and other parties, and the Company expects to reimburse such parties for their charges and expenses. Corporate Investor Communications, Inc. has been retained to assist the Company in the solicitation of proxies at a fee estimated not to exceed $5,000, plus out-of-pocket expenses.

                                 OTHER MATTERS

  The Board of Directors of the Company does not know of any matters which may be presented at the Annual General Meeting other than those specifically set forth in the Notice of Annual General Meeting. If any other matters come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.

                                          By Order of the Board of Directors,

                                          Brian Duperreault
                                          Chairman, President and Chief
                                          Executive Officer

                                                                       EXHIBIT A



                                ACE LIMITED 1998
                            LONG-TERM INCENTIVE PLAN

                               TABLE OF CONTENTS

GENERAL.....................................................................   1
  Purpose...................................................................   1
  Participation.............................................................   1
  Operation, Administration, and Definitions................................   1
OPTIONS AND SARS............................................................   1
  Definitions...............................................................   1
  Exercise Price............................................................   1
  Exercise..................................................................   2
  Payment of Option Exercise Price..........................................   2
  Settlement of Award.......................................................   2
OTHER STOCK AWARDS..........................................................   2
  Definitions...............................................................   2
  Restrictions on Awards....................................................   2
OPERATION AND ADMINISTRATION................................................   3
  Effective Date............................................................   3
  Shares Subject to Plan....................................................   3
  General Restrictions......................................................   4
  Use of Shares.............................................................   5
  Dividends and Dividend Equivalents........................................   5
  Payments..................................................................   5
  Transferability...........................................................   5
  Form and Time of Elections................................................   5
  Agreement With Company....................................................   5
  Action by Company or Subsidiary...........................................   5
  Gender and Number.........................................................   5
  Limitation of Implied Rights..............................................   6
  Benefits Under Qualified Retirement Plans.................................   6
  Evidence..................................................................   6
CHANGE IN CONTROL...........................................................   6
COMMITTEE...................................................................   6
  Administration............................................................   6
  Powers of Committee.......................................................   7
  Delegation by Committee...................................................   7
  Information to be Furnished to Committee..................................   7
AMENDMENT AND TERMINATION...................................................   7
DEFINED TERMS...............................................................   7

                               ACE LIMITED 1998
                           LONG-TERM INCENTIVE PLAN

                                   SECTION 1

                                    GENERAL

  1.1. Purpose. The ACE Limited Long-Term Incentive Plan (the "Plan") has been established by ACE Limited (the "Company") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's ordinary shares of stock; and thereby promote the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

  1.2. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals (including transferees of Eligible Individuals to the extent the transfer is permitted by the Plan and the applicable Award Agreement), those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary).

  1.3. Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 8 of the Plan).

                                   SECTION 2

                               OPTIONS AND SARS

  2.1. Definitions.

  (a) The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Section 2 may be either an incentive stock option (an "ISO") or a non-qualified option (an "NQO"), as determined in the discretion of the Committee. An "ISO" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. An "NQO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

  (b) A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over
(b) an Exercise Price established by the Committee.

  2.2. Exercise Price. The "Exercise Price" of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

  2.3. Exercise. An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

  2.4. Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

    (a) Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

    (b) The Exercise Price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

    (c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

  2.5. Settlement of Award. Shares of Stock delivered pursuant to the exercise of an Option or SAR shall be subject to such conditions, restrictions and contingencies as the Committee may establish in the applicable Award Agreement. Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option or an SAR as the Committee determines to be desirable.

                                   SECTION 3

                              OTHER STOCK AWARDS

  3.1. Definitions.

  (a) A "Stock Unit" Award is the grant of a right to receive shares of Stock in the future.

  (b) A "Performance Share" Award is a grant of a right to receive shares of Stock or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.

  (c) A "Performance Unit" Award is a grant of a right to receive a designated dollar value amount of Stock which is contingent on the achievement of performance or other objectives during a specified period.

  (d) A "Restricted Stock" Award is a grant of shares of Stock, and a "Restricted Stock Unit" Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

  3.2. Restrictions on Awards. Each Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award and Performance Unit Award shall be subject to the following:

    (a) Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

    (b) The Committee may designate whether any such Award being granted to any Participant is intended to be "performance-based compensation" as that term is used in section 162(m) of the Code. Any such Awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more Performance Measures, to the extent required by Code section 162(m). The

  Performance Measures that may be used by the Committee for such Awards shall be based on any one or more of the following Company, Subsidiary, operating unit or division performance measures, as selected by the
  Committee: gross premiums written; net premiums written; net premiums earned; net investment income; losses and loss expenses; underwriting and administrative expenses; operating expenses; cash flow(s); operating income; earnings before interest and taxes; net income; stock price; dividends; strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding, investments or to assets or net assets. For Awards under this Section 3 intended to be "performance-based compensation," the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m).

    (c) If the right to become vested in a Restricted Stock Award or Restricted Stock Unit Award granted under this Section 3 is conditioned on the completion of a specified period of service with the Company or the Subsidiaries, without achievement of Performance Measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for vesting shall be not less than three years (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant's death, disability, retirement, change in control or involuntary termination).

                                   SECTION 4

                         OPERATION AND ADMINISTRATION

  4.1. Effective Date. Subject to the approval of the shareholders of the Company at the Company's 1999 annual meeting of its shareholders, the Plan shall be effective as of November 13, 1998 (the "Effective Date"); provided, however, that to the extent that Awards are granted under the Plan prior to its approval by shareholders, the Awards shall be contingent on approval of the Plan by the shareholders of the Company at such annual meeting. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date.

  4.2. Shares Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

    (a) The shares of Stock with respect to which Awards may be made under the Plan shall be currently authorized but unissued shares, or shares purchased in the open market by a direct or indirect wholly-owned subsidiary of the Company (as determined by the Chairman or any Executive Vice President of the Company). The Company may contribute to the subsidiary an amount sufficient to accomplish the purchase in the open market of the shares of Stock to be so acquired (as determined by the Chairman or any Executive Vice President of the Company).

    (b) The number of shares of Stock available for Awards under the Plan during any fiscal year of the Company shall equal (i) five percent of the adjusted average of the outstanding Stock, as that number is determined by the Company to calculate fully diluted earnings per share for the preceding fiscal year; reduced by (ii) any shares of Stock granted pursuant to Awards under the Plan, and any shares of Stock subject to any outstanding award under the Plan.

    (c) To the extent provided by the Committee, any Award may be settled in cash rather than Stock. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

    (d) If the exercise price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

    (e) Subject to paragraph 4.2(f), the following additional maximums are imposed under the Plan:

      (i) The maximum number of shares of Stock that may be issued by Options intended to be ISOs shall be 8,000,000 shares.

      (ii) The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 6,000,000 shares during any one-calendar-year period.

      (iii) The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section 3 (relating to Other Stock Awards) shall be 2,000,000 shares.

      (iv) For Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than 2,000,000 shares of Stock may be subject to such Awards granted to any one individual during any one-calendar-year period (regardless of when such shares are deliverable).

      (v) For Performance Unit Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than $5,000,000 may be subject to such Awards granted to any one individual during any one-calendar-year period (regardless of when such amounts are deliverable).

    (f) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards;
  (iii) adjustment of the Exercise Price of outstanding Options and SARs; and
  (iv) any other adjustments that the Committee determines to be equitable.

  4.3. General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

    (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the United States Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

    (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

  4.4. Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

  4.5. Use of Shares. Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

  4.6. Dividends and Dividend Equivalents. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

  4.7. Payments. Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

  4.8. Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

  4.9. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

  4.10. Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

  4.11. Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

  4.12. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

  4.13. Limitation of Implied Rights.

  (a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

  (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary or the right to continue to provide services to the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

  4.14. Benefits Under Qualified Retirement Plans. Except as otherwise provided by the Committee, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant's benefits under any Qualified Retirement Plan and other plans maintained by the Participant's employer. The term "Qualified Retirement Plan" means any plan of the Company or a Subsidiary that is intended to be qualified under section 401(a) of the Code.

  4.15. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

                                   SECTION 5

                               CHANGE IN CONTROL

  Subject to the provisions of paragraph 4.2(f) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, upon the occurrence of a Change in Control:

    (a) All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

    (b) All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

    (c) All Stock Units, Restricted Stock, Restricted Stock Units, Performance Shares, and Performance Units shall become fully vested.

                                   SECTION 6

                                   COMMITTEE

  6.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 6. The Compensation Committee of the Board shall serve as the "Committee" under the Plan, except as otherwise determined by the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

  6.2. Powers of Committee. The Committee's administration of the Plan shall be subject to the following:

    (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 7) to cancel or suspend Awards.

    (b) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Cayman Islands, and Bermuda, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States, the Cayman Islands, and Bermuda.

    (c) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

    (d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

    (e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the Memorandum and Articles of Association of the Company, and applicable corporate law.

  6.3. Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

  6.4. Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee's or Participant's employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

                                   SECTION 7

                           AMENDMENT AND TERMINATION

  The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided that adjustments pursuant to subject to paragraph 4.2(f) shall not be subject to the foregoing limitations of this Section 7.

                                   SECTION 8

                                 DEFINED TERMS

  In addition to the other definitions contained herein, the following definitions shall apply:

    (a) Award. The term "Award" shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share Awards, and Performance Unit Awards.

    (b) Board. The term "Board" shall mean the Board of Directors of the Company.

    (c) Change in Control. The term "Change in Control" shall mean the occurrence of any one of the following events:

      (i) any "person," as such term is used in Sections 3(a)(9) and 13(d) of the United States Securities Exchange Act of 1934, becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under that act, of 50% or more of the Voting Stock (as defined below) of the Company;

      (ii) the majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the Effective Date; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by three-quarters of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

      (iii) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

      (iv) all or substantially all of the assets or business of the Company is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or

      (v) the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by Affiliates (as defined below) of such other company in exchange for stock of such other company).

      For the purpose of this definition of "Change in Control," (I) an "Affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified and (II) "Voting Stock" shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

    (d) Code. The term "Code" means the United States Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

    (e) Dollars. As used in the Plan, the term "dollars" or numbers preceded by the symbol "$" shall mean amounts in United States dollars.

    (f) Eligible Individual. For purposes of the Plan, the term "Eligible Individual" shall mean any employee of the Company or a Subsidiary, and any consultant, director, or other person providing services to the Company or a Subsidiary. An Award may be granted to an employee or other individual providing services, in connection with hiring, retention or otherwise, prior to the date the employee or service provider first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the employee or service provider first performs such services.

    (g) Fair Market Value. Except as otherwise provided by the Committee, the "Fair Market Value" of a share of Stock as of any date shall be the closing market composite price for such Stock as reported for the New York Stock Exchange--Composite Transactions on that date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

    (h) Subsidiaries. For purposes of the Plan, the term "Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

    (i) Stock. The term "Stock" shall mean ordinary shares of stock of the Company.

                                     PROXY
                                     -----

The undersigned hereby appoints Brian Duperreault, Christopher Z. Marshall, Peter Mear and Keith P. White as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the Ordinary Shares of ACE Limited which the undersigned is entitled to vote at the Annual General Meeting to be held on 5 February 1999 or any adjournment thereof.

                             (Continued on Reverse)

ACE LIMITED
P.O. BOX 11138
NEW YORK, N.Y. 10203-0138

A.   Election of Directors

For Election to Term Expiring in 2002: Jeffrey W. Greenberg, Meryl D. Hartzband, Donald Kramer, Walter A. Scott and Sidney F. Wentz.

     For _________       Withheld _________        Exceptions* _________

     *Exceptions ____________________________

To vote your shares for all Director nominees, mark the "For" box on Item A. To withhold voting for all nominees, mark the "withheld" box. If you do not wish your shares voted "For" a particular nominee, mark the "Exceptions" box and enter the name(s) of the exception(s) in the space provided.

B.   Proposal to approve the ACE Limited 1998 Long-Term Incentive Plan.

     For _________       Against _________         Abstain _________

C. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending 30 September 1999.

     For _________       Against _________         Abstain _________

In their discretion, the Proxies are authorized to vote upon such other further business, if any, as lawfully may be brought before the meeting.

If you have either an Address Change or Comments on the other side of the card, mark here.

Address Change and/or Comments Mark Here ____________________

When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.

If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.

DATED _______________, 199_

SIGNED ________________________

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

If no direction is made, this proxy will be voted for the nominees listed above, for the ACE Limited 1998 Long-Term Incentive Plan and for the ratification of accountants.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign.

Votes must be indicated (x) in Black or Blue ink.

Sign, Date and Return Proxy Card Promptly Using the Enclosed Envelope.